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                                                                    EXHIBIT 10.W


                       REDEMPTION AND RESOLUTION AGREEMENT

         This Redemption and Resolution Agreement (this "Agreement") dated as of October 2, 2003, is by and among El Paso Corporation, a Delaware corporation ("El Paso"), GulfTerra Energy Partners, L.P., a Delaware limited partnership ("GTM"), and El Paso New Chaco Holding, L.P., a Delaware limited partnership ("New Chaco"). El Paso, GTM and New Chaco are sometimes referred to collectively herein as the "Parties" and individually as a "Party."


                                  INTRODUCTION

     1. El Paso, through its wholly-owned subsidiary DeepTech International Inc. (the "Holder"), a Delaware corporation, currently owns all 123,865 outstanding Series B Preference Units (defined herein) in GTM.

     2. El Paso, through its wholly-owned subsidiary GulfTerra GP Holding Company ("Holding Co."), a Delaware corporation, currently owns 100% of the membership interest in GulfTerra Energy Company, L.L.C. (the "General Partner"), a Delaware limited liability company and sole general partner of GTM.

     3. Simultaneously with the execution of this Agreement, (a) Holding Co. will sell to Goldman, Sachs & Co., a New York limited partnership (the "Investor"), a 9.9% membership interest in the General Partner, represented by 100% of the Class A Membership Interest in the General Partner (the "GP Sale"),
(b) GTM will issue to the Investor 3,000,000 Series A Common Units (as defined in the Partnership Agreement) in a private transaction exempt from registration (the "Unit Sale"), and (c) in connection with the GP Sale and the Unit Sale, Holding Co., the General Partner, GTM and the Investor will enter into several Transaction Agreements (defined herein). All of the transactions described in
(a) through (c), collectively, are referred to herein as the "Transactions".

     4. In connection with the Transactions, El Paso and GTM believe it is desirable and in their respective best interests (a) to modify certain prior transactions between the Parties, (b) for El Paso to cause El Paso Energy Service Co., a Delaware corporation ("Service"), to convey certain assets to GTM (or its designee), (c) for GTM to redeem, and for El Paso to cause the Holder to offer for redemption, the Series B Preference Units; all as further described in, and pursuant to the terms of, this Agreement and (d) for EPEC Realty, Inc., a wholly owned indirect subsidiary of El Paso ("EPEC"), and GulfTerra Texas Pipeline, L.P., a Delaware limited partnership and wholly-owned subsidiary of GTM ("GTM Texas"), on the date hereof, to enter into a facility lease agreement for the Gulfdale Building at 10647 Gulfdale Street in San Antonio, Bexar County, Texas ("Facility Lease").

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    AGREEMENT

     1. Definitions. Any capitalized term used, but not defined herein, will have the meaning given such term in the respective agreement referenced herein, or, if no agreement is



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referenced, then such terms shall have the meanings given such terms in the
Purchase and Sale Agreement by and between Holding Co. and the Investor dated as of even date herewith. As used herein, "Series B Preference Units" has the same meaning given such term in the Second Amended and Restated Agreement of Limited Partnership of GTM (as amended, the "Partnership Agreement").

     2. Termination of Repurchase Requirement. Pursuant to the Repurchase Agreement dated as of November 27, 2002, by and between El Paso and GTM (the "Repurchase Agreement"), (a) El Paso agreed to repurchase, and GTM agreed to cause one of its subsidiaries to sell, the Facility (as defined in the Repurchase Agreement) on October 1, 2021, for a repurchase price equal to $77 million (the "Repurchase Obligation") and (b) upon such repurchase, GTM (or its successor or assignee) would have the right to lease the Facility from El Paso (or any other designated purchaser of the Facility) for a period of at least ten years on the terms and conditions stated in the Repurchase Agreement (the "Lease Obligation"). El Paso and GTM agree that (i) the Repurchase Agreement and all transactions and obligations thereunder, including the Repurchase Obligation and the Lease Obligation, are hereby terminated, and (ii) each of the Parties (x) is hereby released and forever discharged from its obligations under the Repurchase Agreement and (y) hereby waives any and all claims under the Repurchase Agreement.

     3. Termination of Tolling Agreement. Pursuant to the Tolling Agreement dated as of October 1, 2001, as amended on November 27, 2002, by and between El Paso (through its wholly-owned subsidiary New Chaco) and GTM (through its wholly owned subsidiary, Delos Offshore Company, L.L.C.) (the "Tolling Agreement"), (a) El Paso remains the owner of the Facility for tax purposes, and (b) GTM remains the lessee. El Paso and GTM agree that (i) the Tolling Agreement and all transactions and obligations thereunder, are hereby terminated, and (ii) each of the Parties (x) is hereby released and forever discharged from its obligations under the Tolling Agreement and (y) hereby waives any and all claims under the Tolling Agreement.

     4. Conveyance of Certain Communications Assets. Pursuant to the General and Administrative Services Agreement ("GSA") dated May 5, 2003, by and among the Holder, the General Partner and El Paso Field Services, L.P. ("EPFS"), a Delaware limited partnership, the Holder and EPFS agreed to provide certain services, including Communications Services (as defined in the GSA), to the General Partner. Simultaneous with the execution of this Agreement, El Paso will cause Service to convey to GTM each of the communications assets described on Exhibit A (the "Communications Assets"). To the extent El Paso or any of its applicable subsidiaries (the "El Paso Subsidiaries") are required under the GSA to make any of the Communications Assets available to GTM, El Paso and the El Paso Subsidiaries are hereby relieved of any such further obligations. Simultaneous with the execution of this Agreement, El Paso will cause Service to
(a) execute and deliver a Bill of Sale and Assignment to GTM (or its designee), substantially in the form of Exhibit B, and (b) execute such other instruments or certificates and documents as may be necessary or appropriate to convey the Communications Assets to GTM (or its designee) free and clear of all Encumbrances or other limitations or restrictions, except for Permitted Encumbrances. As used herein, the term "El Paso Entity" means each of El Paso, the Holder, and each El Paso Subsidiary.




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     5. Series B Redemption. Pursuant to that certain Agreement and Plan of
Merger dated August 28, 2000, by and among GTM, El Paso Partners Acquisition, L.L.C., Crystal Gas Storage, Inc. and Crystal Holding, Inc., GTM issued, as merger consideration, 170,000 newly created Series B Preference Units to an affiliate of El Paso. As a result of prior redemptions and conversions, the Holder currently holds all 123,865 outstanding Series B Preference Units. Pursuant to the terms of their issuance, the Series B Preference Units are redeemable in cash at any time by GTM. Simultaneous with the execution of this Agreement, (a) GTM will redeem, and the Holder will tender for redemption, all of the Series B Preference Units, (b) the Holder will assign and transfer to GTM all of the right, title and interest in and to the Series B Preference Units free and clear of all Encumbrances or other limitations or restrictions and deliver to GTM duly endorsed stock powers (in blank) covering the Series B Preference Units, which are uncertificated.

     6. Payment. In full satisfaction of all payment obligations under this Agreement, in consideration of (a) the termination of (i) the Repurchase Agreement, including El Paso's Repurchase Obligation and GTM's Lease Obligation, and (ii) the Tolling Agreement, (b) the conveyance by El Paso (and/or its applicable subsidiaries) of the Communications Assets to GTM (or its designee),
(c) the redemption by GTM of all of the Series B Preference Units, and (d) the other transactions described in this Agreement, upon the execution of this Agreement and the consummation of the transactions contemplated herein, GTM agrees to pay El Paso $155,961,000.

     7. Facility Lease. GTM desires GTM Texas to lease from EPEC, and El Paso and EPEC desire to lease to GTM, the building commonly referred to as the Gulfdale Building, located at 10647 Gulfdale Street, San Antonio, Bexar County, Texas. On the date hereof, GTM and El Paso will cause GTM Texas and EPEC, respectively, to execute and deliver the Facility Lease, in substantially the form set forth in Exhibit C.

     8. Representations and Warranties of El Paso. El Paso hereby represents and warrants to, and agrees with GTM, that:

          (a) Existence and Power. Each El Paso Entity is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite entity power and authority to consummate the transactions and perform each of its obligations contemplated hereby, as applicable. El Paso has all requisite entity power and authority to execute and deliver this Agreement.

          (b) Authority; Approvals.

               (i) The execution and delivery of this Agreement by El Paso, the consummation of each of the transactions contemplated hereby and the performance of each of the obligations contemplated hereby by each El Paso Entity have been duly and properly authorized by all necessary entity action on the part of each El Paso Entity. This Agreement has been duly executed and delivered by El Paso, and, assuming the accuracy of the representations and warranties of GTM in Section 9, constitutes the valid and legally binding obligation of El Paso, enforceable against it in accordance with its terms, subject,


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          as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

               (ii) The execution and delivery of this Agreement by El Paso and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby by each El Paso Entity (x) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to any El Paso Entity under any of their respective Organizational Documents or any agreement to which any El Paso Entity is a party or any Law applicable to any El Paso Entity, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of any El Paso Entity; and (y) do not impose any penalty or other onerous condition on any El Paso Entity that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby.

               (iii) No approval from any Governmental Authority is required by or with respect to any El Paso Entity in connection with the execution and delivery by El Paso of this Agreement, the performance by any El Paso Entity of its obligations hereunder or the consummation by any El Paso Entity of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (x) has not impaired and could not reasonably be expected to impair the ability of any El Paso Entity to perform its obligations under this Agreement in any material respect and (y) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

          (c) Title to and Condition of Assets. The El Paso Subsidiaries have good and marketable title to the Communications Assets, free and clear of all Encumbrances, except for Permitted Encumbrances. The Communications Assets are in sufficient condition and repair (normal wear and tear excepted), are suitable for the purposes for which they are currently used and are not in need of maintenance or repairs except for ordinary routine maintenance and repairs. No El Paso Entity has assigned or conveyed any of its rights, title or interest in the Repurchase Agreement or the Tolling Agreement to any Person.

          (d) Ownership of the Series B Preference Units. The Holder is the record and beneficial owner of the Series B Preference Units, free and clear of any Encumbrance or other limitation or restriction with full right and authority to deliver the Series B Preference Units hereunder, and will transfer and deliver to GTM on the date hereof valid title to the Series B Preference Units, free and clear of any Encumbrance and any other limitation or restriction.

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          (e) Independent Investigation. Each of El Paso and the Holder (a) has
     the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Series B Preference Units, including the risks associated therewith, and (b) has adequate information and has made its own independent investigation and evaluation to the extent each deems necessary or appropriate concerning the properties, business and financial condition of GTM to make an informed decision regarding the transfer of the Series B Preference Units pursuant to this Agreement.

     9. Representations and Warranties of GTM. GTM hereby represents and warrants to, and agrees with El Paso, that:

          (a) Existence and Power. GTM is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite entity power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

          (b) Authority; Approvals.

               (i) The execution and delivery of this Agreement by GTM, the consummation by GTM of each of the transactions contemplated hereby and the performance by GTM of each of its obligations contemplated hereby have been duly and properly authorized by all necessary partnership action on the part of GTM. This Agreement has been duly executed and delivered by GTM and, assuming the accuracy of the representations and warranties of El Paso in Section 8, constitutes the valid and legally binding obligation of GTM, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

               (ii) The execution and delivery of this Agreement by GTM and the consummation of each of the transactions by GTM and the performance of each of the obligations of GTM contemplated hereby (x) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to GTM under its Organizational Documents or any agreement to which it is a party or any Law applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of GTM; and (y) do not impose any penalty or other onerous condition on GTM that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby.

               (iii) No approval from any Governmental Authority is required by or with respect to GTM in connection with the execution and delivery by GTM of


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          this Agreement, the performance by GTM of its obligations hereunder or the consummation by GTM of the transactions contemplated hereby, except for any such approval the failure of which to be made or obtained (x) has not impaired and could not reasonably be expected to impair the ability of GTM to perform its obligations under this Agreement in any material respect and (y) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

     10. Indemnification.

          (a) Indemnification by El Paso. El Paso will indemnify and hold harmless GTM and its Subsidiaries and each of their officers (or Persons performing similar functions), directors (or Persons performing similar functions), employees, agents, and representatives (each, a "GTM Indemnitee") against all Adverse Consequences (including the legal fees and other expenses incurred in connection with any Adverse Consequence) arising out of or based on:

               (i) any inaccuracy or breach as of the date of this Agreement of any representation or warranty made by El Paso in this Agreement; and

               (ii) the breach or default in the performance by any El Paso Entity of any covenant, agreement or obligation to be performed pursuant to this Agreement.

          (b) Indemnification by GTM. GTM will indemnify and hold harmless El Paso and its Affiliates (other than any GTM Indemnitee) and each of their officers (or Persons performing similar functions), directors (or Persons performing similar functions), employees, agents, and representatives against all Adverse Consequences (including the legal fees and other expenses incurred in connection with any Adverse Consequence) arising out of or based on:

               (i) any inaccuracy or breach as of the date of this Agreement of any representation or warranty made by GTM in this Agreement; and

               (ii) the breach or default in the performance by GTM of any covenant, agreement or obligation to be performed by GTM pursuant to this Agreement.

     11. Miscellaneous.

          (a) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

          (b) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but which together will constitute one and the same instrument.

          (c) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other




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     communication hereunder will be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

             If to El Paso:      El Paso Corporation
                                 Attn: President
                                 El Paso Building
                                 1001 Louisiana
                                 Houston, Texas 77002

             If to GTM:          GulfTerra Energy Partners, L.P.
                                 Attn: President
                                 4 Greenway Plaza
                                 Houston, Texas 77046
                                 (713) 420-2131

             With a copy to:     Akin Gump Strauss Hauer & Feld LLP
                                 711 Louisiana Street - South Tower, Suite 1900
                                 Houston, Texas 77002
                                 (713) 220-5800
                                 Attn: J. Vincent Kendrick

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (d) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state, local, or foreign statute or Law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and will include any amendment to such Law now or hereinafter in effect, unless otherwise expressly set forth herein. The word "including" will mean including without limitation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders; the singular will include the plural, and vice versa. Unless otherwise provided, any reference to any Person in this Agreement will include such Person's successors and assigns. The terms "herein," "hereby," "hereunder,"



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     "hereof," "hereinafter," and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used.

          (e) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. VENUE FOR ANY ACTION ARISING UNDER THIS AGREEMENT WILL LIE EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS.

          (f) Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by both Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (h) ENTIRE AGREEMENT. THIS AGREEMENT (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL, TO THE EXTENT THEY HAVE RELATED IN ANY WAY TO THE SUBJECT MATTER HEREOF, INCLUDING THE CONFIDENTIALITY AGREEMENT. THE RIGHTS AND OBLIGATIONS CREATED BY THIS AGREEMENT ARE SEPARATE AND INDEPENDENT FROM ANY RIGHTS AND OBLIGATIONS CREATED BY ANY OTHER AGREEMENTS BETWEEN, INCLUDING OR RELATING TO ANY OF THE PARTIES HERETO (OR ANY OF THEIR AFFILIATES).

          (i) Damages. In no event will any party to this Agreement be liable to any other party to this Agreement, irrespective of whether alleged to be by way of indemnity or as a result of breach of contract, breach of warranty, tort (including negligence), strict liability, or any other legal theory, for damages that constitute punitive, exemplary, incidental, special, indirect, or consequential damages of any nature whatsoever.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth in the preamble.

                                           EL PASO CORPORATION

                                           By:      /s/ Thomas M. Hart III
                                                    ---------------------------

                                           Name:    Thomas M. Hart III
                                                    ---------------------------

                                           Title:   Vice President
                                                    ---------------------------


                                           GULFTERRA ENERGY PARTNERS, L.P.

                                           By:      /s/ James H. Lytal
                                                    ---------------------------

                                           Name:    James H. Lytal
                                                    ---------------------------

                                           Title:   President
                                                    ---------------------------

                                           EL PASO NEW CHACO HOLDING, L.P.

                                           By:      /s/ D. Mark Leland
                                                    ---------------------------

                                           Name:    D. Mark Leland
                                                    ---------------------------

                                           Title:   Senior Vice President
                                                    ---------------------------


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